EXHIBIT 1.1


                       NEW CENTURY MORTGAGE SECURITIES LLC

                       $[_________________] (Approximate)

                New Century Home Equity Loan Trust, Series 200_-_
                     Asset Backed Pass-Through Certificates


                             UNDERWRITING AGREEMENT


                                                            New York, New York
                                                            [_________, __] 200_


[___________________]
  as Representative
[___________________]
[___________________]


Dear Sir or Madam:

         New Century Mortgage Securities LLC (the "Company"), a Delaware limited liability company, proposes to issue New Century Home Equity Loan Trust, Series 200_-_, Asset Backed Pass-Through Certificates (the "Certificates"), under a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of [___________], among the Company, [_______________], as servicer (the
"Servicer") and [_____________], as trustee (the "Trustee"), and proposes to sell the Underwritten Certificates to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you are acting as representative (the "Representative"). The Certificates are designated as (i) the Class A-[_] Certificates (collectively, the "Class A Certificates"); and (ii) the Class M-[__] Certificates (collectively, the "Mezzanine Certificates"); and the Class CE-1, Class CE-2, Class P, Class R, and Class R-X Certificates (collectively, (except for the Class CE-2 Certificates, which are not being retained) the "Retained Certificates"). All classes of Certificates, other than the Retained Certificates, collectively, are the "Underwritten Certificates."

         The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a segregated pool (the "Mortgage Pool") of one- to four-family, adjustable-and fixed-rate, first lien and second lien mortgage loans (the "Mortgage Loans") originated or acquired by [_____________] (the "Originator"). Each Mortgage Loan provides for an original term to maturity of not greater than 30 years. The Mortgage Loans will be acquired by the Company from [_____________] ("[______]" or the "Seller") in exchange for immediately available funds in an amount equal to the net sale proceeds of the Underwritten Certificates and the delivery of the Retained Certificates to the Seller or its designee. The Certificates are described more fully in Schedule I hereto and in a registration statement which the Company has furnished to you.

         This is to confirm the arrangements with respect to your purchase of the Underwritten Certificates.

         Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

         1. REPRESENTATIONS AND WARRANTIES: The Company represents and warrants to, and agrees with, each Underwriter that as of the date of the Preliminary Prospectus, as of the date of the Final Prospectus and as of the Closing Date:

                  (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (the file number of which is set forth in Schedule I hereto), for the registration of the Underwritten Certificates under the Securities Act of 1933, as amended (the "1933 Act"), which registration statement has become effective and copies of which have heretofore been delivered to you. Such registration statement, as amended as of the date hereof, meets the requirements set forth in Rule 415(a)(1)(vii) under the 1933 Act and complies in all other material respects with the 1933 Act and the rules and regulations thereunder. The Company proposes to file with the Commission pursuant to Rule 424 under the 1933 Act a supplement to the form of prospectus included in such registration statement relating to the Underwritten Certificates and the plan of distribution thereof, and has previously advised you of all further information (financial and other) with respect to the Certificates and the Mortgage Pool to be set forth therein. Such registration statement, including the exhibits thereto, as amended as of the date hereof, is hereinafter called the "Registration Statement;" the prospectus included in the Registration Statement after the Registration Statement, as amended, became effective, or as subsequently filed with the Commission pursuant to Rule 424 under the 1933 Act, is hereinafter called the "Base Prospectus;" the form of prospectus supplemented by the supplement to the form of prospectus relating to the Underwritten Certificates, in the form in which it shall be first filed with the Commission pursuant to Rule 424 (including the Base Prospectus as so supplemented) is hereinafter called a "Final Prospectus." The preliminary prospectus dated the date hereof and that will be filed pursuant to Rule 424, is hereinafter called the "Preliminary Prospectus." The Company will file with the Commission within fifteen days of the issuance of the Certificates a report on Form 8-K setting forth specific information concerning the Underwritten Certificates and the Mortgage Pool to the extent that such information is not set forth in the Final Prospectus.

                  (b) As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424 under the 1933 Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective, when any supplement to the Final Prospectus is filed with the Commission, and at the Closing Date, (i) the Registration Statement, as amended as of any such time, the Final Prospectus, as amended or supplemented as of any such time, and the Preliminary Prospectus as of the date hereof comply and will comply in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder, (ii) the Registration Statement, as amended as of any such time, does not and will not contain any untrue statement of material fact and does not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) the Final Prospectus, as amended or supplemented as of any such time, and the Preliminary Prospectus as of the date hereof do not and will not contain any untrue statement of a material fact and do not and will not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, -------- HOWEVER, that the Company makes no representations or warranties as to the information ------- contained in or omitted from the Registration Statement, the Preliminary Prospectus or Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use in connection with the preparation of the Registration Statement and the Final Prospectus (the "Underwriters' Information"). The Underwriters' Information is limited to the following information in the Preliminary Prospectus and the Prospectus Supplement: under the caption "Method of Distribution," the first sentence of the second and sixth paragraphs.

                  (c) The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to own its properties and conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreement, dated as of the date hereof (the "Mortgage Loan Purchase Agreement"), between the Company and [______]; and the Company has received no notice of proceedings relating to the revocation or modification of any license, certificate, authority or permit applicable to its owning such properties or conducting such business which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of the business, operations, financial condition or income of the Company.

                  (d) As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424 under the 1933 Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective, when any supplement to the Final Prospectus is filed with the Commission, and at the Closing Date, there has not and will not have been
                           (i) any request by the Commission for any further amendment of the Registration Statement or the Final Prospectus or for any additional information, (ii) any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Underwritten Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                  (e) This Agreement and the Mortgage Loan Purchase Agreement have been, and the Pooling and Servicing Agreement when executed and delivered as contemplated hereby and thereby will have been, duly authorized, executed and delivered by the Company and each constitutes, or will constitute when so executed and delivered, a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors, (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from securities law liabilities.

                  (f) The Certificates and the Pooling and Servicing Agreement will conform in all material respects to the description thereof contained in the Final Prospectus, and the Underwritten Certificates, when duly and validly authorized, executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement and paid for by the Underwriters as provided herein, will be entitled to the benefits of the Pooling and Servicing Agreement. On the Closing Date, the Pooling and Servicing Agreement will be effective to establish the Trust Fund as a valid trust under the laws of the State of New York.

                  (g) As of the Closing Date, the Mortgage Loans will meet the criteria for selection described in the Preliminary Prospectus and the Final Prospectus, and on the Closing Date, the representations and warranties of the Company with respect to the Mortgage Loans contained in the Pooling and Servicing Agreement, will be true and correct in all material respects.

                  (h) None of the issuance and sale of the Certificates, the execution and delivery by the Company of this Agreement, the Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement, the consummation by the Company of any of the transactions herein or therein contemplated, or compliance by the Company with the provisions hereof or thereof, will conflict with or result in a breach of any term or provision of the certificate of formation of the Company or conflict with, result in a breach, violation or acceleration of or constitute a default under, the terms of any indenture or other agreement or instrument to which the Company or any of its affiliates is a party or by which it or any of them is bound, or any statute, order or regulation applicable to the Company or any of its affiliates of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or any of its affiliates. Neither the Company nor any of its affiliates is a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects, or may in the future materially and adversely affect, (i) the validity or enforceability of, or the ability of the Company to perform its obligations under, this Agreement, the Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement or (ii) the business, operations, financial conditions, properties or assets of the Company.

                  (i) There are no actions or proceedings against, or investigations of, the Company pending, or, to the knowledge of the Company, threatened, before any court, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the Mortgage Loan Purchase Agreement, the Pooling and Servicing Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement,
                           (iii) that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, the Mortgage Loan Purchase Agreement, the Pooling and Servicing Agreement or the Certificates, or (iv) seeking to affect adversely the federal income tax attributes of the Certificates as described in the Final Prospectus.

                  (j) There has not been any material adverse change in the business, operations, financial condition, properties or assets of the Company since [_________________].

                  (k) Any taxes, fees and other governmental charges payable by the Company in connection with the execution, delivery and issuance of this Agreement, the Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement or the execution, delivery and sale or transfer of the Certificates have been or will be paid at or prior to the Closing Date.

                  (l) The Company is not, and the issuance and sale of the Certificates in the manner contemplated by the Preliminary Prospectus or the Final Prospectus will not cause the Company to be, subject to registration or regulation as an investment company or affiliate of an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (m) As of the Effective Date and as of the date of the Contract of Sale, the Depositor is not an "ineligible issuer" as defined in Rule 405 under the 1933 Act.

         1.A REPRESENTATIONS OF THE SEVERAL UNDERWRITERS. Each Underwriter hereby represents and agrees, severally and not jointly, that in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Certificates to the public in that Relevant Member State at any time:

                  (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

                  (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

                  (c) in any other circumstances which do not require the publication by the Depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

                  For the purposes of this representation, the expression an "offer of the Certificates to the public" in relation to any Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                  Each Underwriter, severally and not jointly, hereby further represents and agrees, with respect to the United Kingdom, that:

                  (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer; and

                  (ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom.

         2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company on the Closing Date, at the applicable purchase price set forth in Schedule I hereto, the respective portions of the Underwritten Certificates set forth opposite such Underwriter's name in the "Method of Distribution" section of the Prospectus Supplement.

         3. DELIVERY AND PAYMENT. Delivery of and payment for the Underwritten Certificates shall be made in the manner, on the date and at the time specified in Schedule I hereto (or such later date not later than seven business days after such specified date as the Representative shall designate), which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Underwritten Certificates being herein called the "Closing Date"). Delivery of the Underwritten Certificates, as set forth on Schedule I hereto, shall be made to the Representative for the respective accounts of the several Underwriters against payment in same day Federal funds by the several Underwriters of the applicable purchase price. The Underwritten Certificates shall be registered in such names and in such authorized denominations as the Representative may request not less than three full business days in advance of the Closing Date.

         The Company agrees to have the Underwritten Certificates available for inspection, checking and packaging by the Representative in New York, New York, not later than 1:00 p.m. New York time on the business day prior to the Closing Date.

         4.       OFFERING BY UNDERWRITERS.

                  (a) It is understood that the several Underwriters propose to offer the Underwritten Certificates for sale to the public as set forth in the Final Prospectus.

                  (b) Each Underwriter severally covenants and agrees with the Company as to itself that:

                           (i) Prior to entering into any Contract of Sale, the Underwriter shall convey the Preliminary Prospectus to each prospective investor. The Underwriter shall keep sufficient records to document its conveyance of the Preliminary Prospectus to each potential investor prior to the related Contract of Sale.

                           (ii)    Unless preceded or accompanied by a
                                   prospectus satisfying the requirements of
                                   Section 10(a) of the Securities Act, the
                                   Underwriter shall not convey or deliver any written communication to any person in connection with the initial offering of the Certificates, unless such written communication (1) is made in reliance on Rule 134 under the Securities Act, (2) constitutes a prospectus satisfying the requirements of Rule 430B under the Securities Act or (3) is a Free Writing Prospectus.

                           (iii) An Underwriter may convey a Preliminary Term Sheet to a potential investor prior to entering into a Contract of Sale with such investor; provided, however, that (x) such Underwriter shall not enter into a Contract of Sale with such investor unless the Underwriter has complied with paragraph (i) above prior to such Contract of Sale, (y) such Underwriter shall deliver a copy of the proposed Preliminary Term Sheet to the Depositor and its counsel prior to the anticipated first use and shall not convey any such Preliminary Term Sheet to which the Depositor or its counsel reasonably objects.

                           (iv) An Underwriter may convey Computational Materials (x) to a potential investor prior to entering into a Contract of Sale with such investor; provided, however, that (A) such Underwriter shall not enter into a Contract of Sale with such investor unless the Underwriter has complied with paragraph (i) above prior to such Contract of Sale and (B) such Computational Materials shall not be disseminated in a manner reasonably designed to lead to its broad unrestricted dissemination; provided, however, that if such Computational Materials are disseminated in a manner reasonably designed to lead to its broad unrestricted dissemination, such Underwriter shall file with the Commission such Computational Materials, and (y) to an investor after a Contract of Sale, provided that the Underwriter has complied with paragraph (i) above in connection with such Contract of Sale. The Underwriter shall keep sufficient records of any conveyance of Computational Materials to potential or actual investors and shall maintain such records as required by the Rules and Regulations.

                           (v) If an Underwriter does not furnish a Free Writing Prospectus to the Depositor's counsel prior to the scheduled print date of the Final Prospectus, such Underwriter will be deemed to have represented that it did not convey any Free Writing Prospectus to any potential investor.

                           (vi) Each Free Writing Prospectus shall contain legends that are substantially similar to the following:

                           The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at WWW.SEC.GOV. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-8[zz-zzz-zzzz].

                           This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

                           The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

                           The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor [the] [any] underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                           This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

                           (vii) Any Computational Materials shall include legends, in addition to those specified in paragraph (vi) above, substantially similar to the following:

                           The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                           The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

                           Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.

                           (viii) Each Underwriter severally agrees to retain all Free Writing Prospectuses that it has used and that are not required to be filed pursuant to this Section 4 for a period of three years following the initial bona fide offering of the Underwritten Certificates.

                  (c) The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

                           COMPUTATIONAL MATERIALS: Any Free Writing Prospectus
                  prepared by the Underwriter that contains only (i) information of the type specified in paragraph (5) of the definition of ABS Informational and Computational Materials in Item 1101(a) of Regulation AB or (ii) information that is not Issuer Information.

                           CONTRACT OF SALE: The meaning set forth in Rule 159
                  under the 1933 Act.

                           DERIVED INFORMATION: Such information, if any, in any
                  Free Writing Prospectus prepared by any Underwriter that is not contained in either (i) the Registration Statement, the Base Prospectus, any Preliminary Prospectus or Final Prospectus or amendments or supplements thereto, taking into account information incorporated therein by reference (other than information incorporated by reference from any) or (ii) any Pool Information, except to the extent that any omission or alleged omission in Derived Information results from a Pool Error.

                           FREE WRITING PROSPECTUS: A "written communication"
                  within the meaning of Rule 405 under the 1933 Act that describes the Certificates and/or the Mortgage Loans.

                           ISSUER INFORMATION: Such information as defined in
                  Rule 433(h) under the 1933 Act and which shall not include (i) information that is merely based on or derived from such information or (ii) any Excluded Information.

                           ISSUER FREE WRITING PROSPECTUS: The meaning set forth
                  in Rule 405 of the 1933 Act except that (i) Computational Materials shall not be an Issuer Free Writing Prospectus and
                  (ii) any Free Writing Prospectus or portion thereof prepared by or on behalf of an Underwriter that includes any Issuer Information that is not approved by the Depositor for use therein shall not be an Issuer Free Writing Prospectus.

                           PRELIMINARY TERM SHEET: A Free Writing Prospectus
                  that contains information of the type described in paragraphs
                  (1) - (3) of the definition of ABS Informational and Computational Materials in Item 1101(a) of Regulation AB but which does not include Derived Information.

                  (d) (i) In the event that any Underwriter or the Company becomes aware that, as of the time of the Contact of Sale, any Free Writing Prospectus prepared by or on behalf of the Underwriter and delivered to a purchaser of an Underwritten Certificate contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (such Free Writing Prospectus, a "Defective Free Writing Prospectus"), the Underwriter of the Company shall notify the other parties to this Agreement within one business day after discovery.

                           (ii) The party responsible for the information to be corrected, if requested by the Company or an Underwriter, as appropriate, shall prepare a Free Writing Prospectus with Corrective Information that corrects the material misstatement in or omission from the Defective Free Writing Prospectus (such corrected Free Writing Prospectus, a "Corrected Free Writing Prospectus").

                           (iii) The Underwriters shall deliver the Corrected Free Writing Prospectus to each purchaser of an Underwritten Certificate which received the Defective Free Writing Prospectus prior to entering into an agreement to purchase any Underwritten Certificates.

                           (iv) The Underwriters shall notify such purchaser in a prominent fashion that the prior agreement to purchase Underwritten Certificates has been terminated, and of such purchaser's rights as a result of termination of such agreement.

                           (v) The Underwriters shall provide such purchaser with an opportunity to affirmatively agree to purchase such Underwritten Certificates on the terms described in the Corrected Free Writing Prospectus.

                  (e) Each Underwriter covenants with the Company that after the Final Prospectus is available, the Underwriter shall not distribute any written information concerning the Underwritten Certificates to a prospective purchaser of Underwritten Certificates unless such information is preceded or accompanied by the Final Prospectus.

         5. AGREEMENTS. The Company agrees with the several Underwriters that:

                  (a) The Company will not file any amendment to the Registration Statement or supplement to (including the supplement relating to the Underwritten Certificates included in the Final Prospectus) the Base Prospectus, unless the Company has furnished to you a copy for your review prior to filing, and will not file or distribute any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Preliminary Prospectus and the Final Prospectus to be transmitted to the Commission for filing pursuant to Rule 424 under the 1933 Act. The Company will promptly advise the Representative (i) when the Preliminary Prospectus and the Final Prospectus shall have been filed or transmitted to the Commission for filing pursuant to Rule 424, (ii) when any amendment to the Registration Statement shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement, the Preliminary Prospectus or the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Underwritten Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (b) If, at any time when a prospectus relating to the Underwritten Certificates is required to be delivered under the 1933 Act, any event occurs as a result of which any Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the 1933 Act or the rules and regulations thereunder, the Company will promptly prepare and file with the Commission, subject to paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment of the Registration Statement, will use its best efforts to cause such amendment of the Registration Statement to be made effective as soon as possible.

                  (c) The Company will (i) furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and each amendment thereto that shall become effective on or prior to the Closing Date, and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and each such amendment and, so long as delivery of a prospectus by an Underwriter or dealer in connection with the Underwritten Certificates may be required by the 1933 Act, as many copies of the Preliminary Prospectus, the Final Prospectus and any amendments thereof and supplements thereto as the Representative may reasonably request, and (ii) file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), subsequent to the date of the Final Prospectus and for so long as the delivery of a prospectus by an Underwriter or dealer in connection with the Underwritten Certificates may be required under the 1933 Act.

                  (d) So long as the Certificates shall be outstanding, the Company will deliver to the Representative the annual statement as to compliance delivered to the Trustee pursuant to Section 3.20 of the Pooling and Servicing Agreement and the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to Section 3.21 of the Pooling and Servicing Agreement, as soon as such statements are furnished to the Company. The Company will request that the Servicer and the Trustee furnish to the Underwriters any monthly reports furnished to Certificateholders pursuant to the Pooling and Servicing Agreement.

                  (e) The Company will furnish such information, execute such instruments and take such action, if any, as may be required to qualify the Underwritten Certificates for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Underwritten Certificates; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

                  (f) The Company will pay, to the extent not paid by the Seller pursuant to the Mortgage Loan Purchase Agreement, all costs and expenses in connection with the transactions herein contemplated, including, but not limited to: the fees and disbursements of its counsel; the costs and expenses of printing (or otherwise reproducing) and delivering the Pooling and Servicing Agreement and the Certificates; accounting fees and disbursements; the costs and expenses in connection with the qualification or exemption of the Underwritten Certificates under state securities or blue sky laws, including filing fees and reasonable fees and disbursements of counsel in connection with the preparation of any blue sky survey and in connection with any determination of the eligibility of the Certificates for investment by institutional investors and the preparation of any legal investment survey; the expenses of printing any such blue sky survey and legal investment survey; the costs and expenses in connection with the preparation, printing and filing of the Registration Statement (including exhibits thereto), the Base Prospectus, the Preliminary Prospectus and the Final Prospectus, the preparation and printing of this Agreement and the furnishing to the Underwriters of such copies of each Preliminary Final Prospectus and the Final Prospectus as the Representative may reasonably request, and the fees of each nationally recognized statistical rating organization identified in the Final Prospectus (individually and collectively, the "Rating Agency") as having rated the Underwritten Certificates. Except as provided in Section 7 hereof, the Underwriters shall be responsible for paying all costs and expenses incurred by them in connection with the offering of the Underwritten Certificates.

                  (g) In connection with any transaction contemplated by this Agreement, the Company and each of its affiliates maintain customary, arm's-length business relationships with the Representative and each of its affiliates, and no fiduciary duty on the part of the Representative or any of its affiliates is thereby or hereby intended or created, and the express disclaimer of any such fiduciary relationship on the part of the Representative and each of its affiliates is hereby acknowledged and accepted by the Company and each of its affiliates.

                  (h) To the extent that any Underwriter has provided to the Company a Free Writing Prospectus that such Underwriter has conveyed to a prospective investor, the Company will file or cause to be filed with the Commission such Free Writing Prospectus that is either an Issuer Free Writing Prospectus (as defined in Section 4(c) hereof) or contains Issuer Information as soon as reasonably practicable after the date of this Agreement, but in any event, not later than required pursuant to Rules 426 or 433, respectively, of the 1933 Act.

                  (i) The Company shall not be required to file (A) any Free Writing Prospectus, if the information included therein is included or incorporated by reference in a prospectus or Free Writing Prospectus previously filed with the Commission that relates to the offering of the Certificates, or (B) any Free Writing Prospectus or portion thereof that contains a description of the Certificates or the offering of the Certificates which does not reflect the final terms thereof.

         6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The several obligations of the Underwriters to purchase the Underwritten Certificates shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and not withdrawn and no proceedings for that purpose shall have been instituted or threatened; and the Final Prospectus shall have been filed or transmitted for filing with the Commission in accordance with Rule 424 under the 1933 Act.

                  (b) The Company shall have delivered to you a certificate of the Company, signed by the President or a vice president or an assistant vice president of the Company and dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Preliminary Prospectus, Final Prospectus and this Agreement and that (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects as of the Closing Date with the same effect as if made on the Closing Date, (ii) the Company has, in all material respects, complied with all the agreements and satisfied all the conditions on its part that are required by this Agreement to be performed or satisfied at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened, (iv) nothing has come to the attention of such officer that would lead such officer to believe that the Preliminary Prospectus or the Final Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) subsequent to the respective dates as of which information is given in the Final Prospectus, there has not been any material adverse change in the general affairs capitalization, financial condition or results of operations of the Company.

                  (c) The Underwriters shall have received from (i) [_______________], counsel for the Company and [______], and (ii) [______________] counsel for the
                           Underwriters, favorable opinions, dated the Closing Date and satisfactory in form and substance to counsel for the Underwriters.

                           Such opinion may (x) express its reliance as to
                  factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement, the Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, (y) assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Company, and (z) be qualified as an opinion only on the federal laws of the United States of America, the laws of the State of New York and the corporation law of the State of Delaware. (d) The Representative shall have received from [__________], certified public accountants, two letters, one dated the date hereof and one dated the date of the Final Prospectus and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Preliminary Prospectus and the Final Prospectus under the captions "Summary of Prospectus Supplement--The Mortgage Loans," "Risk Factors" (to the extent of information regarding the Mortgage Loans therein), and "The Mortgage Pool" agrees with the records of the Originator.

                  (e)      [Reserved].

                  (f) The Underwritten Certificates shall have been given the ratings set forth in Schedule I hereto by the Rating Agencies.

                  (g) The Representative shall have received, from counsel for the Trustee, a favorable opinion, dated the Closing Date, and in form and substance satisfactory to the Representative and its counsel, to the effect that the Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid and binding agreement of the Trustee, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors rights in general and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by the Trustee and the Representative.

                  (h) The Representative shall have received from [______], in form and substance satisfactory to counsel for the
                           Underwriters:

                           (i) An officer's certificate stating that on the Closing Date, (x) the representations and warranties of [______] under the Mortgage Loan Purchase Agreement will be true and correct and no event has occurred that would constitute a default thereunder; (y) nothing has come to the attention of such officer that would lead such officer to believe that the information set forth in the Prospectus, other than the Underwriters' Information and with respect to any private placement memorandum, any information of a comparable nature, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (z) subsequent to the respective dates as of which information is given in the Prospectus Supplement and any private placement memorandum, there has not been any material adverse change in the general affairs, capitalization, financial condition or results of operations of [______] or any of its affiliates.

                           (ii) An officer's certificate relating to the Mortgage Loan Purchase Agreement and the obligations of [______] thereunder, and attached thereto the applicable resolutions of the board of directors of [______], together with the copies of the certificate of incorporation and by-laws of [______] and a certificate of good standing of [______] under the laws of the State of California.

                           (iii) An opinion of in-house counsel to [______] in form and substance satisfactory to the Representative and its counsel.

                  (i) The Representative shall have received from the Servicer, in form and substance satisfactory to counsel for the Underwriters:

                           (i) An officer's certificate stating that on the Closing Date the representations and warranties of the Servicer contained in the Pooling and Servicing Agreement will be true and correct and no event has occurred with respect to the Servicer that would constitute an Event of Default thereunder;

                           (ii) An officer's certificate relating to the Pooling and Servicing Agreement and the obligations of the Servicer thereunder, and attached thereto the applicable resolutions of the board of directors of the Servicer, together with copies of the certificate of incorporation and by-laws of the Servicer and a certificate of good standing of the Servicer (or equivalent limited partnership documents); and

                           (iii) The Representative shall have received from counsel to the Servicer, a favorable opinion, dated the Closing Date and satisfactory in form and substance to counsel for the Underwriters.

                  (j) The Underwriters shall have received copies of any opinions of counsel to the Company, [______] and the Originator supplied to the Rating Agencies or the Trustee relating to certain matters with respect to the Certificates. Any such opinions shall be dated the Closing Date and addressed to the Underwriters or accompanied by the reliance letters to the Underwriters or shall state that the Underwriters may rely upon them.

                  (k) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to the Representative and counsel for the Underwriters, and the Representative and counsel for the Underwriters shall have received such other information, certificates and documents as they may reasonably request.

                  (l) There shall not have occurred any development that has caused a material adverse change in the financial condition, results of operations or business of the Originator or the Depositor.

                  (m) All documents required under the Mortgage Loan Purchase Agreement have been provided to the appropriate parties.

                  (n) The Underwriters shall have received a letter, dated the Closing Date, from each of [____________], counsel to the Company, and [___________], counsel to the Underwriters, providing negative assurance with respect to the Preliminary Prospectus as of its date and as of the date hereof.

                           If any of the conditions specified in this Section 6
                  shall not have been fulfilled in all material respects when and as provided in this Agreement, if the Company is in breach of any covenants or agreements contained herein or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

         7. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale to the Underwriters of the Underwritten Certificates as provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provisions hereof, other than by reason of default by the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses, including reasonable fees and disbursements of counsel, that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of the Underwritten Certificates.

         8. INDEMNIFICATION AND CONTRIBUTION. The Company agrees with the several Underwriters that:

                  (a) The Company will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, and each person who controls any Underwriter within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Underwritten Certificates as originally filed or in any amendment thereof, or in the Base Prospectus, the Preliminary Prospectus, any Issuer Free Writing Prospectus or Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent -------- ------- that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein (i) in reliance upon and in conformity with any Underwriter's Information or (ii) any Derived Information to the extent that any untrue statement or alleged untrue statement or omission therein results (or is alleged to have resulted) from an error or material omission in the information either in the Preliminary Prospectus or the Prospectus for which the Depositor is responsible or concerning the characteristics of the Mortgage Loans furnished to the Underwriters for use in the preparation of any Free Writing Prospectus (any such information, the "Pool Information"), which error was not superseded or corrected by the delivery to the Underwriters of corrected written or electronic information, or for which [______] or the Depositor provided written notice of such error to the Underwriters prior to the first Contract of Sale (any such uncorrected Pool Information, a "Pool Error") in any Computational Materials or ABS Term Sheets required to be provided by the Underwriters to the Company pursuant to
                           Section 4. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each Underwriter severally will indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to (i) the Derived Information of such Underwriter or (ii) the Underwriter's Information of such Underwriter.

                  (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph 8(a) or 8(b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph 8(a) or 8(b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be satisfactory to the indemnified -------- ------- party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this
                           Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company on grounds of policy or otherwise, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending same) (collectively, "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Underwritten Certificates. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Underwriters in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable consideration. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) and benefits received by an Underwriter shall be deemed to be equal to [___]%of the aggregate initial principal amount of the Underwritten Certificates purchased by such Underwriter. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to the information provided by the Company or such Underwriter. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. In no case shall any Underwriter (except as may be provided in any agreement among Underwriters relating to the offering of the Underwritten Certificates) be responsible for any amount in excess of [___]% of the aggregate initial principal amount of the Underwritten Certificates purchased by such Underwriter. Notwithstanding the provisions of this paragraph 8(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of the 1933 Act or the 1934 Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph 8(d).

         9. ORIGINATOR OBLIGATIONS. [_____________] agrees with each Underwriter, for the sole and exclusive benefit of such Underwriter and each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and not for the benefit of any assignee thereof or any other person or persons dealing with such Underwriter, to indemnify and hold harmless each Underwriter and each person who controls an Underwriter within the meaning of either the Act or the Exchange Act against any failure by the Company to perform any of its obligations under this Agreement. [_____________________] agrees that there are no conditions precedent to the obligations of [_____________________] hereunder other than written demand to the Company to perform its obligations under this Agreement.

         10. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for all Certificates if prior to such time (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by Federal or New York state authorities;
                  (iii) the United States shall have become engaged in material hostilities, there shall have been an escalation of such hostilities involving the United States or there shall have been a declaration of war by the United States; (iv) a material disruption in settlement or clearing operations shall occur; or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such) which is material and adverse, and in the case of any of the events specified in clauses (i) through (v), either individually or together with any other such event makes it in the judgment of the Representative, impractical to market the Certificates.

         11. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters participating in the public offering of the Underwritten Certificates shall fail at the Closing Date to purchase the Underwritten Certificates which it is (or they are) obligated to purchase hereunder (the "Defaulted Certificates"), then the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Certificates in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Underwriters have not completed such arrangements within such 24-hour period, then:

                  (a) if the aggregate principal amount of Defaulted Certificates does not exceed [__]% of the aggregate principal amount of the Underwritten Certificates to be purchased pursuant to this Agreement, the non-defaulting Undewriters named in this Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

                  9(b) if the aggregate principal amount of Defaulted Certificates exceeds 10% of the aggregate principal amount of the Underwritten Certificates to be purchased pursuant to this Agreement, this Agreement shall terminate, without any liability on the part of any non-defaulting Underwriters.

                           No action taken pursuant to this Section 11 shall
                  relieve any defaulting Underwriter from the liability with respect to any default of such Underwriter under this Agreement.

                           In the event of a default by any Underwriter set
                  forth in this Section 11, each of the Underwriters and the Depositor shall have the right to postpone the Closing Date for a period not exceeding five Business Days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

         12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in
                  Section 8 hereof, and will survive delivery of and payment for the Underwritten Certificates. The provisions of Sections 7, 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

         13. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telegraphed and confirmed to it at [___________________________], Attention: [_______]; or, if
                  sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 18400 Von Karman, Suite 1000, Irvine, California 92612, Attention: General Counsel.

         14. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

         15. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York, excluding the choice of laws provisions therein. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                       Very truly yours,

                                       NEW CENTURY MORTGAGE SECURITIES LLC


                                       By: _____________________________________
                                           Name:
                                           Title


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.



[____________________________]


By:________________________________
   Name:
   Title


For itself and the other Underwriters
named in Schedule II to the foregoing
Agreement.


For purposes of Section 9 hereof:

[____________________________]


By:________________________________
   Name:
   Title

                                   SCHEDULE I


Underwriting Agreement dated [________________]

As used in this Agreement, the term "Registration Statement" refers to registration statement No. 333-[___________] filed by the Company on Form S-3 and declared effective on [_______________], as amended to date. The term "Base Prospectus" refers to the form of Prospectus filed with the Commission pursuant to Rule 424 under the 1933 Act after the Registration Statement became effective.

Title and Description of Certificates: New Century Home Equity Loan Trust, Series 200_-_, Asset Backed Pass-Through Certificates.

Initial aggregate principal balance of the Underwritten Certificates:
$[___________] (Approximate)

The classes of Underwritten Certificates will have the Initial Certificate Principal Balances, Pass-Through Rates and ratings by [S&P and Moody's] as set forth in the Prospectus Supplement.



The aggregate purchase price for the Underwritten Certificates will be equal to approximately [__]% of the aggregate initial Certificate Principal Balances of the Underwritten Certificates as of the Closing Date.
________________________________________________________________________________

Closing Time, Date and Location: 10:00 AM, on or about [___________] at the offices of [___________], [address].
________________________________________________________________________________

Issuance and Delivery of Certificates: The Underwritten Certificates will be delivered at closing in book-entry form in such names and denominations as the Representative may direct in accordance with the Underwriting Agreement.

                                   SCHEDULE II

                              [__________________]

                              [__________________]

                              [__________________]